Exhibit 10.2

MEDIA GENERAL, INC.

SUPPLEMENTAL 401(k) PLAN

Amended and Restated as of July 1, 2014

i

3.07	Costs of Administration	8
3.08	Fiduciary Discretion	8
ARTICLE IV	PARTICIPATION	9
4.01	Participation	9
4.02	Compensation Reduction Election	9
4.03	Notice to Participants	9
ARTICLE V	DEFERRALS AND MATCHING CONTRIBUTIONS	11
5.01	Supplemental Contributions	11
5.02	Compensation Reduction Election Form	11
5.03	Matching Contributions	11
ARTICLE VI	TRUST FUNDS	13
6.01	Unfunded Plan	13
6.02	Appointment of Trustee	13
6.03	Investment Funds Within the Trust Fund	13
6.04	Acquisition of Stock	13
6.05	Investment of Contributions and Earnings	14
6.06	Protection of Trustee and Limitation of Liability	14
ARTICLE VII	PARTICIPANT ACCOUNTS	15
ARTICLE VIII	DISTRIBUTION OF BENEFITS	16
8.01	Payment of Accounts	16
8.02	Payments to Beneficiary	17
8.03	Beneficiary Designation	17
8.04	Benefits Non-Assignable	17
8.05	Claims Procedure	17
8.06	Anti-Acceleration	17
8.07	Special Election	18
ARTICLE IX	AMENDMENT AND TERMINATION	19
9.01	Amendment	19
9.02	Liability Upon Termination of the Plan	19
ARTICLE X	MISCELLAENOUS	20
10.01	Governing Law	20
10.02	Notices and Elections	20
10.03	Binding Effect	20
10.04	Severability	20
10.05	Gender and Number	20
10.06	Titles and Captions	20
10.07	Omnibus Provisions	20

ii

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

ARTICLE I

INTRODUCTION

The purpose of the Media General, Inc. Supplemental 401(k) Plan (the "Plan") is to provide supplemental retirement savings to the Eligible Employees under the Plan, through a program of compensation reduction deferrals (that are matched, in part, by employer contributions, in accordance with the terms of the Plan). This Plan is specifically designed to allow a select group of key executives, whose pay exceeds the compensation limit of section 401(a)(17) of the Internal Revenue Code of 1986 (the “Code”) and whose elective deferral contributions to the MG Advantage 401(k) Plan are thereby limited under the provisions of the Code, to defer compensation under this Plan by means of compensation reductions (and otherwise receive the benefit of partial employer matching provided under the Plan).

The Plan is intended to be a plan that is unfunded and maintained by the Company for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended.

Effective January 1, 2008, the Plan is amended to conform the written terms of the Plan to the requirements of Code section 409A. The Plan has been operated in good faith compliance with the requirements of Code section 409A for periods starting January 1, 2005, and through December 31, 2008. Effective January 1, 2008, the Plan is intended to comply with final regulations under Code section 409A. All questions concerning the Plan should be interpreted in light of the Company’s intention to conform to the applicable requirements of ERISA and Code section 409A.

Effective January 1, 2011, the Plan is amended and restated to reflect changes in the Plan’s matching contribution formula effective April 1, 2009, and January 1, 2011. Effective January 1, 2014 and July 1, 2014, the Plan is amended and restated to reflect additional changes to the Plan’s matching contribution formula.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

ARTICLE II

DEFINITIONS

Wherever used herein, the following terms have the following meanings (unless a different meaning is clearly required by the context):

2.01      Administrator

Administrator means the Company or other person, entity or committee appointed to administer the Plan, in accordance with Article III.

2.02     Affiliated Company

Affiliated Company means (a) any corporation (other than the Company) that is a member of a controlled group of corporations (as defined in Code section 414(b)) with the Company, (b) any trade or business (other than the Company), whether or not incorporated, that is under common control (as defined in Code section 414(c)) with the Company, and (c) any trade or business (other than the Company) that is a member of an affiliated service group (as defined in Code section 414(m)) of which the Company is also a member, provided that, the term "Affiliated Company" shall not include any corporation or unincorporated trade or business prior to the date on which such corporation, trade or business satisfies the affiliation or control tests of (a), (b) or (c) above.

2.03     Beneficiary

Beneficiary means the person or persons entitled under Article VIII to receive benefits under the Plan upon the death of the Participant.

2.04     Board of Directors

Board of Directors means the Board of Directors of the Company.

2.05     Code

Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes references to any comparable or succeeding provisions of any legislation that amends, supplements, or replaces such section or subsection.

2.06     Company

Company means Media General, Inc., a Virginia corporation, and any successor to all or a major portion of its assets or business that assumes the obligations of the Company.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

2.07     Compensation

Compensation means compensation as defined under the 401(k) Plan, without regard to any reduction in compensation by reason of any compensation reduction agreement in effect between a Participant and a Participating Employer (and without any limitations otherwise imposed under the Code). Otherwise, as to compensation for Plan purposes, see "Plan Compensation" below.

2.08     Effective Date

Effective Date means August 1, 1987. The Plan was amended and restated, effective November 17, 1994, April 29, 2004, January 1, 2008 and January 1, 2011. The most recent amendment and restatement is effective January 1, 2014.

2.09     Eligible Employee

Eligible Employee means:

(a)	an Employee of the Company or a Participating Employer;

(b)	whose Compensation (base annual salary and target bonus) exceed the compensation dollar limit imposed under Code section 401(a)(17) each year; and

(c)	who otherwise is selected by the Company to participate in this Plan in accordance with the provisions of the Plan (and who has not thereafter become ineligible to participate).

2.10     Employee

Employee means any person who is employed by an Employer, but excludes any person who is employed as an independent contractor.

2.11     Employer

Employer means the Company and any Participating Employer that shall adopt this Plan. When used in the Plan, the term "Employer" shall refer to the specific Employer of the Employee(s) or Participant(s) under consideration, rather than to all of the Employers in the aggregate, unless the context requires otherwise.

2.12     401(k) Plan

401(k) Plan means the MG Advantage 401(k) Plan.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

2.13     Investment Funds

Investment Funds means the hypothetical investments of a Participant’s Account made in accordance with the Participant’s investment direction pursuant to Section 6.05. The Investment Funds shall be selected by the Administrator and may be changed from time to time.

2.14     Matching Contribution

Matching Contribution means, in the case of any Participant, any unfunded matching contribution allocation made for the benefit of the Participant by a Participating Employer under Section 5.03.

2.15     Matching Contribution Account

Matching Contribution Account means, for any Participant, the unfunded Plan recordkeeping account described in Section 7.01 to which Matching Contributions for the Participant's benefit (and earnings attributable thereto) are credited under the Plan.

2.16     Normal Retirement Date

Normal Retirement Date means the date on which the Participant attains age 65 (the "Normal Retirement Age").

2.17     Participant

Participant means each Eligible Employee who participates in the Plan, in accordance with Article IV hereof.

2.18     Participating Employer

Participating Employer means the Company and any Affiliated Company that has adopted the Plan with the approval of the Company's Board of Directors.

2.19     Plan

Plan means the Media General, Inc. Supplemental 401(k) Plan as set forth herein, together with any and all amendments and supplements hereto.

2.20     Plan Compensation

Plan Compensation means the excess (if any) of:

(a)     the Participant's Compensation for the Plan Year, as defined above and under the 401(k) Plan, without regard to any reduction in compensation by reason of any compensation reduction agreement in effect between a Participant and a Participating Employer (and without any limitation otherwise imposed under the Code); over

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

(b)     the annual tax-qualified plan compensation limitation set forth under Code section 401(a)(17), as adjusted for that Plan Year.

2.21     Plan Year

Plan Year means the calendar year.

2.22     Separation from Service

Separation from Service means either: (i) the complete cessation of the performance of services by the Participant for the Company for whatever reason, or (ii) a diminished level of services where the Participant is expected to perform services at a level equal to 20% or less of the average level of service provided during the immediately preceding 36 months.

2.23     Stock

Stock means the Class A common stock of the Company.

2.24     Stock Fund

Stock Fund means the investment fund holding Stock and cash.

2.25     Supplemental Contribution

Supplemental Contribution means, in the case of any Participant, that portion of a Participant's Plan Compensation that is deferred under the Plan in accordance with Article V hereof.

2.26     Supplemental Contribution Account

Supplemental Contribution Account means, for any Participant, the unfunded Plan recordkeeping account described in Section 7.01 to which Supplemental Contributions for the Participant's benefit (and earnings attributable thereto) are credited under the Plan.

2.27     Trust

Trust means the trust of trusts, if any, that may be established between the Company and a Trustee for the convenience of the Company, in connection with the Company's maintenance and operation of the Plan. All assets of any such trust shall be held solely for the benefit of, the Company; or, otherwise, shall be held in trust subject to the claims of the Company's creditors. The Plan shall remain solely an unfunded promise of the Company to pay benefits to Plan participants.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

2.28     Trust Fund

Trust Fund means any property held in trust by the Trustee for the benefit of the Company (or held in trust, subject to the claims of the Company's creditors).

2.29     Trustee

Trustee means any person or persons appointed as Trustee pursuant to Section 6.02, any successor trustee or trustees, and any additional trustee or trustees.

2.30     Valuation Date

Valuation Date means, except as provided in Section 9.02 or unless the Plan Administrator determines otherwise, each business day of each Plan Year after the Effective Date.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

ARTICLE III

ADMINISTRATION

3.01     Administrator

The Plan will be administered by the Company or by any person, entity or committee appointed from time to time by the Board of Directors to serve at its pleasure. A Participant may be appointed to serve as Administrator at the discretion of the Board of Directors. Except as may be directed by the Company, no person serving as Administrator will receive any compensation for his services as Administrator. The Company shall provide the Trustee with a written certification stating the name or names of the Administrator (or the designated persons authorized to direct the Trustee on behalf of the Administrator). The Trustee shall be entitled to rely upon such certification as to the identity of the Administrator (and any designated authorized persons) until the Company otherwise notifies the Trustee.

3.02     Powers of Administrator

The Administrator will have full and exclusive power and discretion to administer the Plan, including as to all of its details. For this purpose, the Administrator's power will include, but will not be limited to, the following authority:

(a)     to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law;

(b)     to interpret the Plan, its interpretation thereof in good faith to be final and conclusive as to any Employee, former Employee, Participant, former Participant and Beneficiary;

(c)     to decide all questions concerning the Plan;

(d)     to compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

(e)     to authorize the payment of Plan benefits;

(f)     to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulations; and

(g)     to appoint such agents, counsel, accountants, consultants and recordkeepers as may be required to assist in administering the Plan.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

3.03     Examination of Records

The Administrator will make available to each Participant such Plan records as pertain to the Participant, for examination at reasonable times during normal business hours.

3.04     Nondiscriminatory Exercise of Authority

Whenever, in the administration of the Plan, any discretionary review or action by the Administrator is required, the Administrator shall exercise such authority in a nondiscriminatory manner (so that all persons who are similarly situated will receive substantially the same treatment).

3.05     Reliance on Tables, etc.

In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports that are furnished by any trustee, counsel, accountant, consultant, recordkeeper or other professional who is employed or engaged by the Administrator or the Company.

3.06     Indemnification of Administrator and Trustee

The company agrees to indemnify and defend, to the fullest extent of the law, any Employee or former Employee who in good faith serves or has served in the capacity of Administrator, as a member of a committee designated as Administrator or as an authorized person acting on behalf of the Administrator, against any liabilities, damages, costs and expenses occasioned by having occupied any fiduciary position in connection with the Plan.

The Company agrees to indemnify and defend, to the fullest extent of the law, any claims against the Trustee arising from actions taken by the Trustee pursuant to instructions from the Company or the Administrator; or, if the Trustee may not act in the absence of such instructions, its failure to act in the absence of such instructions.

3.07     Costs of Administration

All reasonable costs and expenses incurred by the Administrator and the Trustee in administering the Plan and Trust will be paid by the Company.

3.08     Fiduciary Discretion

In discharging the duties assigned to it under the Plan, the Committee and each other fiduciary with respect to the Plan has the discretion to interpret the Plan; adopt, amend and rescind rules and regulations pertaining to its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of its duties under the Plan. Each fiduciary's discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to similarly situated individuals. The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the fiduciary to discharge its duties. A fiduciary's decision is final and conclusive unless it is established that the fiduciary's decision constituted an abuse of its discretion.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

ARTICLE IV

PARTICIPATION

4.01     Participation

An Eligible Employee may become a Participant for the Plan Year by delivering an executed Compensation Reduction Election to the Administrator in accordance with the procedures set forth in the following Plan section.

4.02     Compensation Reduction Election

(a)     Amount of Supplemental Contributions. A Participant may elect to defer a dollar amount (in $1 increments) of his Plan Compensation under the Plan. The minimum deferral for a Plan Year is $500 and the maximum amount is fifty percent (50%) of the Participant’s base annual salary.

(b)     Elections. Except as provided in subsection (c), a Participant may make an election to defer Plan Compensation for each Plan Year only if such election is made no later than December 31 of the prior Plan Year, or by such earlier date as may be announced by the Administrator. Such election shall remain in effect for the entire Plan Year. Each Compensation Reduction Election shall be made on a form provided by the Administrator and shall specify such additional information as the Administrator may require.

(c)     First Year of Eligibility. In the first Plan Year in which an Eligible Employee becomes eligible to participate in the Plan, the Eligible Employee must make an initial compensation reduction election within 30 days after he or she becomes eligible to participate in the Plan. Such election shall only be valid with respect to Compensation paid for services rendered after the date of the initial deferral election.

4.03     Notice to Participants

The Administrator will inform each Employee who becomes eligible to participate in the Plan of his eligibility to participate and his requirement to execute a Compensation Reduction Election.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

ARTICLE V

DEFERRALS AND MATCHING CONTRIBUTIONS

5.01     Supplemental Contributions

For each Participant, who has in effect for any pay period an effective Compensation Reduction Election and otherwise is receiving Plan Compensation from a Participating Employer during such pay period, the Employer will reduce the Participant's Plan Compensation by (and the Company will record as a Supplemental Contribution) the amount (or percentage) of Plan Compensation specified in such Participant's Compensation Reduction Election. Each unfunded Supplemental Contribution will be credited to the Participant's Supplemental Contribution Account, in accordance with Section 7.02. Supplemental Contributions shall be withheld only from a Participant’s regular base pay, and not from bonus payments or other special payments made during the Plan Year.

5.02     Compensation Reduction Election Form

A Compensation Reduction Election is a written agreement between a Participant and his Participating Employer that satisfies the requirements of this Section 5.02 and Section 4.02. Each election will provide that the Participant's Plan Compensation will be reduced by the amount specified in the election. Each election will be in a form prescribed or approved by the Administrator.

5.03     Matching Contributions

The Participating Employer shall provide to the Company, with respect to each Participant's Matching Contribution Account for each Plan Year, an amount equal to the lesser of:

(a)     one hundred percent (100%) of the amount of the Participant's Supplemental Contribution for the Plan Year; or

(b)     effective January 1, 2014 through June 30, 2014, three percent (3%) of the Participant's Plan Compensation for the portion of the Plan Year beginning January 1, 2014 and ending June 30 2014, plus 50 percent (50%) of the amount of the Participant’s Supplemental Contributions for the same period that exceed three percent (3%) of the Participant’s Plan Compensation for the same period but that do not exceed five percent (5%) of the Participant’s Plan Compensation for the same period; effective July 1, 2014, 50 percent (50%) of the amount of the Participant’s Supplemental Contributions for the portion of the Plan Year beginning July 1, 2014 and ending December 31, 2014, up to six percent (6%) of the Participant’s Plan Compensation for the same period; and effective January 1, 2015, 50 percent (50%) of the amount of the Participant’s Supplemental Contributions for the Plan Year, up to six percent (6%) of the Participant’s Plan Compensation.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

The Administrator shall estimate the unfunded Matching Contributions that will need to be recorded by the Company for the Participant during the Plan Year (based on the Participant's Compensation Reduction Election and expected Plan Compensation). Unless the Company determines otherwise, the Administrator then shall allocate the proposed Matching Contribution for the Plan Year for all Participants on a pro rata basis each pay period until such proposed Matching Contribution for the Plan Year is exhausted. The appropriate portion of the proposed Matching Contribution for the Plan Year, as determined above, will be credited to the Participant's unfunded Matching Contribution Account at the same time that the Participant's Supplemental Contributions are credited (after each pay period).

Following the end of each Plan Year, the Administrator shall adjust each Participant's final Matching Contributions for the completed Plan Year (to the final correct amount), by making a credit to, or deduction from, such Participant's Matching Contribution Account (generally by January 31 of the following year).

If a Participant Separates from Service prior to the end of the Plan Year, however, the Administrator generally shall proceed with final adjustment of the separated Participant's Matching Contributions (by making a final credit to, or final deduction from, such Participant's Matching Contribution Account by the last day of the month that next follows the Participant's Separation from Service).

Notwithstanding the foregoing provisions of this Section 5.03, no Matching Contributions shall be made by the Company or credited under the Plan for the period beginning on the first day of the Company’s first full payroll period starting on or after April 1, 2009, and ending with the last pay period that begins prior to December 31, 2010.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

ARTICLE VI

TRUST FUND

6.01     Unfunded Plan

The Plan shall be and remain unfunded for federal income tax purposes and for purposes of Title I of ERISA. The Plan shall constitute only an unfunded promise by the Company to make future Plan benefit payments. Nevertheless, for the convenience of the Company, a trust fund may be established to invest certain Company assets for the purpose of paying certain benefits. Any such trust shall be subject to the claims of the Company's creditors. No Participant or Beneficiary shall have any right, title, or interest in, or to, any trust asset.

6.02     Appointment of Trustee

The Company may appoint, by written notice, one or more individuals or corporations to act as Trustee under the Plan; and, may remove and appoint a successor to any such person or persons at any time. The Trustee, and any Successor Trustee, shall be entitled to written notice from the Company, stating the date on which the removal is effective. Written notice of removal, resignation or appointment shall be provided to all Trustees under the Plan. The Company may enter into a separate trust agreement with the Trustee and make such amendments to such trust agreement or such further agreements as the Company, in its sole discretion, may deem necessary or desirable.

6.03     Investment Funds Within the Trust Fund

(a)     All contributions to a Trust and all investments thereunder shall be held by the Trustee in the applicable Trust Fund. The Trust Fund shall be invested in the Stock Fund and such other Investment Funds as may be selected from time to time by the Administrator. All cash held by the Trustee is to be invested in the Stock Fund or other Investment Funds as soon as reasonably practicable.

(b)     The Trustee, as directed by the Company, shall have the right to vote stock held in the Trust Fund, personally or by proxy, and to delegate the Trustee's powers and discretions with respect to stock to a proxy.

6.04     Acquisition of Stock

The Trustee shall purchase the Stock required for the Trust from such sources, and at such prices, as the Trustee shall determine in its sole discretion.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

6.05     Investment of Contributions and Earnings

(a)     All amounts credited to a Participant's Supplemental Contribution Account and Matching Contribution Account shall be hypothetically invested in the Stock Fund on the Plan's records, as provided under the Plan's provisions.

(b)     Upon the attainment of age 55, a Participant shall be entitled to direct the investment of his Supplemental Contribution and Matching Contribution Accounts in such Investment Funds designated by the Administrator from time to time in accordance with procedures announced by the Administrator.

6.06     Protection of Trustee and Limitation of Liability

Each Trustee shall be fully protected in acting upon any instrument, certificate, or document believed by it to be genuine. The Trustee agrees to hold in trust and administer the Trust Fund subject to the terms and conditions of the Company, including as set forth under the Plan. The Trustee's responsibility shall be limited to holding and investing the assets of the Fund in its possession.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

ARTICLE VII

PARTICIPANT ACCOUNTS

7.01     Accounts

The Administrator shall maintain on its books for each Participant a Supplemental Contribution Account and a Matching Contribution Account. The Trustee may establish and maintain such subaccounts as it deems necessary or desirable to fulfill the provisions of the Plan.

7.02     Adjustments of Accounts

The Administrator shall, as of each Valuation Date:

(a)     First, with respect to each Participant, reduce the balance of his Supplemental Contribution Account (until exhausted) and then the balance of his Matching Contribution Account, by the aggregate amount of all withdrawals and distributions provided to the Participant (or his Beneficiary) since the preceding Valuation Date;

(b)     Second, credit each Participant's Supplemental Contribution Account with the sum of the Supplemental Contributions made for his benefit for the period ending on such Valuation Date;

(c)     Third, credit each Participant's Matching Contribution Account with the Matching Contributions made for his benefit for the period ending on such Valuation Date; and

(d)     Fourth, adjust the respective balances of each Participant's Supplemental Contribution Account and Matching Contribution Account, to reflect the hypothetical earnings, losses and current fair market value allocable to such accounts, whether by reference to any Trust established by the Company for its convenience or otherwise.

In adjusting each unfunded account under subsection (d) above to track the current value of assets in a Trust Fund, the Administrator will allocate to each account (in proportion to the balances therein immediately prior to such adjustment) an amount equal to the gain and loss (realized and unrealized) on the assets of the Trust Fund, valued at fair market value (including any costs of operating the Trust). In the case of each Participant (including any former Participant or Beneficiary), the Plan shall continue to maintain the unfunded accounts described herein, and adjust such accounts in the manner set forth above, until such Participant's Accounts are distributed in their entirety.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

ARTICLE VIII

DISTRIBUTION OF BENEFITS

8.01     Payment of Accounts

(a)     Timing of Payments. Upon the Participant's Separation from Service, each Participant will be entitled to receive a distribution of his Supplemental Contribution Account and Matching Contribution Account. A Participant may elect, at the time he completes his Compensation Reduction Election for a Plan Year, to have such Plan Year’s Account paid or begin to be paid:

(i)     on the first day of the month following the six-month anniversary of the Participant’s Separation from Service;

(ii)     on the first day of the month following the first anniversary of the Participant’s Separation from Service; or

(iii)     on the first day of the month following the second anniversary of the Participant’s Separation from Service.

In the event a Participant fails to make an election under this subsection, his Plan Year’s Account shall be paid or begin to be paid on the first day of the month following the six-month anniversary of the Participant’s Separation from Service.

(b)     Form of Payment. A Participant may elect, at the time he completes his Compensation Reduction Election for a Plan Year to have such Plan Year’s Account paid in a lump sum or in annual installments of two to ten years. In the event a Participant fails to make an election under this subsection, his payment shall be made in a lump sum in cash.

(c)     Deemed Payment Date. Payment made on a date or event specified in this Plan section or Plan section 8.02 shall be treated as made upon such date or event if it is made by the end of the calendar year in which such date or event occurs, or, if later, by the 15th day of the third month following such date or event.

(d)     Change in the Time or Form of Payments. A Participant may change his or her election to a subsequent payout by submitting a new payment election form to the Administrator. Such election may not take effect until at least 12 months after the date on which the election is made, the election must be made at least 12 months before the payment is scheduled to be made, and the payment with respect to which such election is made must be deferred for a period not less than five years from the date the payment would otherwise be made or commence. The payment election form most recently accepted by the Administrator shall govern the payout of the benefits.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

8.02     Payments to Beneficiary

If the Participant dies prior to receiving all Payments due him under the Plan, the Company (or the Trustee, at the direction of the Company) shall distribute all payments then due the Participant to the Participant's Beneficiary (at the time provided for in the Plan and in the amount that would have been provided to the Participant had he survived).

8.03     Beneficiary Designation

The Participant may from time to time, by signing a form approved by the Administrator, designate any legal or natural person or persons (who may be designated contingently or successively) to whom payments are to be made if the Participant dies before receiving payment of all amounts due hereunder. A beneficiary designation form will be effective only after the signed form is filed with the Administrator while the Participant is alive (and such designation will cancel, immediately upon filing, all beneficiary designations signed and filed previously). If the Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries of the Participant die before the Participant or before complete payment of all amounts due hereunder, the Company shall pay any unpaid amounts to the Participant's estate.

8.04     Benefits Non-Assignable

Benefits payable to, or for the benefit of, a Participant or Beneficiary shall not be assignable and shall not be subject to the claims of creditors of such Participant or Beneficiary.

8.05     Claims Procedure

Any claim by a Participant or his Beneficiary for benefits shall be submitted to the Administrator. The Administrator shall be responsible for deciding whether such claim properly relates to benefits provided by the Plan and for providing a final decision with respect to such claim. In addition, the Administrator shall provide a full and fair review of the claim, in accordance with the procedures required by ERISA.

For all purposes under the Plan, the decision with respect to a claim (if no review is requested) or the decision with respect to a claim review (if review is requested) shall be final, binding and conclusive on all interested parties.

8.06     Anti-Acceleration

Notwithstanding anything in the Plan to the contrary, no change submitted on an election form shall be accepted by the Company if the change accelerates the time over which distributions shall be made to the Participant (except as other permitted under Code section 409A). The Company shall deny any change made to an election if the Company determines that the change violates the requirement under Code section 409A.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

Notwithstanding the preceding, the Company, in its discretion, may accelerate distributions under the Plan in accordance with each of the payment events contained in Treasury Regulation section 1.409A-3(j)(4)(ii) through (xiv).

8.07     Special Election

A Participant may elect, prior to December 31, 2008, to have his Account paid in the time and form described in Plan sections 8.01(a) and (b). Such election shall not apply to amounts otherwise payable in the year the election is made nor cause amounts to be paid in the year the election is made that would not otherwise be payable in that year. Subsequent changes to the time or form of payment of such cash amount shall be made only in accordance with Code Section 409A.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

ARTICLE IX

AMENDMENT AND TERMINATION

9.01     Amendment

The Company reserves the right to amend, modify or terminate the Plan, in whole or in part, at any time or for any reason. Any such amendment, modification or termination of the Plan shall be made by a resolution adopted by the Board of Directors, provided, however, that any such amendment applicable to a Participant’s Account must satisfy Treasury Regulation section 1.409A-3(j)(4)(ix). Neither the termination of the Plan nor any amendment to the Plan, however, shall retroactively reduce any benefit payable to the Participant or Beneficiary (to the extent that such benefit was accrued and vested prior to the amendment, modification or termination).

9.02     Liability Upon Termination of the Plan

Upon completion of account distributions to all Participants (by the Company or any Trustee), the Plan will terminate, the Company and the Administrator will be relieved from all liability under the Plan, and no Participant or other person will have any further claims rights or other rights thereunder.

Media General, Inc.

Supplemental 401(k) Plan

Amended and Restated as of July 1, 2014

ARTICLE X

MISCELLANEOUS

10.01     Governing Law

This Plan shall be construed in accordance with applicable federal law and, to the extent otherwise applicable, the laws of the Commonwealth of Virginia.

10.02     Notices and Elections

All notices required to be given in writing and all elections required to be made in writing under any provision of the Plan shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election. Notices and elections shall be deemed given or made when received by any member of the committee that serves as Administrator.

10.03     Binding Effect

The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and his heirs, executors, administrators and legal representatives.

10.04     Severability

If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

10.05     Gender and Number

In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

10.06     Titles and Captions

Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.07     Omnibus Provisions

(a)     Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2). Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1).

(b)     It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder). The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code section 409A (including any transition or grandfather rules thereunder and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.